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                                                                    Exhibit 23.1



                         Independent Auditors' Consent

The Board of Directors
Pain Therapeutics, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-68118) on Form S-8 of Pain Therapeutics, Inc. of our report dated March 1, 2002, with respect to the balance sheet of Pain Therapeutics, Inc. as of December 31, 2001, and the related statements of operations, stockholders' equity (deficit), and cash flows, for each of the years in the two-year period ended December 31, 2001, which report appears in the December 31, 2002, annual report on Form 10-K of Pain Therapeutics, Inc.


                                                  /s/ KPMG LLP

San Francisco, California
March 14, 2003